                                                                     Exhibit 8.1


                     [STOKES & BARTHOLOMEW, P.A. LETTERHEAD]



                               January ____, 1999



Board of Directors
Prison Realty Corporation
10 Burton Hills Boulevard, Suite 100
Nashville, Tennessee 37215

         Re:      Prison Realty Corporation Registration Statement on Form S-3

Gentlemen:

         We have acted as tax counsel to Prison Realty Corporation, a Maryland corporation (the "Company"), in connection with the offering from time to time, together or separately, in one or more series of (i) common stock, par value $0.01 per share, of the Company (the "Common Stock"); (ii) preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"); (iii) rights to purchase Common Stock (the "Common Stock Purchase Rights"); (iv) one or more series of debt securities ("Debt Securities"), which may be either senior debt securities or subordinated debt securities, and (v) warrants to purchase shares of Preferred Stock, Common Stock or Debt Securities, with an aggregate public offering price not to exceed $1,500,000,000 as described in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission today (the "Registration Statement").

         You have requested our opinion whether the Company qualifies as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1999, and whether its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

         In rendering our opinion, we have examined such records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing the documents and the conformity to authentic original documents of all documents submitted to us as copies.

         This opinion is based upon various statements of fact and assumptions, including the statements of fact and assumptions set forth in the Registration Statement concerning the business, assets and governing documents of the Company. We have also been furnished, and with your

Board of Directors
January ____, 1999
Page 2


consent have relied upon, certain representations as to factual matters made by the Company through a certificate of certain officers of the Company ("Officer's Certificate"). We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

         On the basis of and in reliance on the foregoing, it is our opinion that, under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), the Company, commencing with its tax year ending December 31, 1999, will be organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and its proposed method of operation, as described in the Registration Statement and the Officer's Certificate referenced above, will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Since actual qualification as a real estate investment trust is dependent upon future facts and circumstances, it is possible that future events, operations, distributions or other actions will cause the Company not to qualify or continue to qualify as a real estate investment trust.

         This opinion is intended for the use of the person to whom it is addressed, except as set forth herein, and it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,

                                    STOKES & BARTHOLOMEW, P.A.